Pipeline Data Enters Into Agreement to Acquire

Paynet Systems, Inc.

QUINCY, Mass.--(BUSINESS WIRE)--June 30, 2006--Pipeline Data Inc. (OTCBB:PPDA - News; “Pipeline”) announced today that it has entered into an agreement to acquire Paynet Systems, Inc., an e-commerce and retail merchant credit card processing provider. Management expects the acquisition to add approximately 6,500 merchant accounts to Pipeline’s existing portfolio, resulting in approximately $200,000 in additional monthly cash flow. It will also generate 400 new merchant applications monthly. The purchase price for the initial acquisition is $9.5 million in cash and $1 million in Pipeline restricted common stock.

Pipeline’s Chief Executive Officer, MacAllister Smith stated, “This acquisition enhances our leadership position in the online transaction processing space and further demonstrates our ability to execute our strategy of building shareholder value through a combination of acquisitions and organic growth.”

About Pipeline Data (www.pipelinedata.com): Pipeline Data Inc. provides integrated credit card transaction processing services for merchants in three key areas: wireless mobile payment, e-commerce solutions and retail merchant payment. Pipeline Data services more than 25,000 accounts.

Safe Harbor Statement:

The information provided for in this Press Release contains forward-looking statements that involve risks and uncertainties more fully set forth in the Company’s filing. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this press release contains statements that are forward-looking, such as statements relating to uncertainties that could affect performance and results of the Company in the future and, accordingly, such performance and results may materially differ from those expressed or implied in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to those relating to the Company’s growth strategy, customer concentration, outstanding indebtedness, seasonality, expansion and other activities of competitors, changes in federal or state laws and the administration of such laws, protection of the securities markets and other risks detailed in the Company’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. Statements made in this Press Release that are not historical facts are forward-looking statements that are subject to the “safe harbor” created by the Private Securities Litigation Reform Act of 1995. The Company’s actual results could differ significantly from those discussed and/or implied herein.

Contact:

Pipeline Data Inc.

Lane Gordon, 617-405-2600 x228

www.pipelinedata.com

Source: Pipeline Data Inc.